FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    SANDALWOOD LODGING INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                MARYLAND                                   01-0690557
        (state of incorporation                (IRS Employer Identification No.)
            or organization)

             11790 Glen Road
            Potomac, Maryland                                 20854
(Address of principal executive offices)                   (ZIP code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered

Common Stock, par value $.10 per share         American Stock Exchange (AMEX)
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      If this form relates to the registration of a class of securities pursuant
to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

      Securities Act registration statement file number to which this form relates: 333-89094

      ITEM 1 DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the prospectus under the heading "Summary of the Articles of Incorporation and Bylaws--Description of Capital Stock," filed as part of the registrant's registration statement on Form S-11, No. 333-89094, filed on May 24, 2002, as amended on August 9, 2002.

      ITEM 2 EXHIBITS

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contract or other documents which limit or qualify the rights of such holders.

            (a) Form of Articles of Amendment and Restatement of Articles of Incorporation of Sandalwood Lodging Investment Corporation

            Incorporated by reference to Exhibit 3.1 to registrant's registration statement on Form S-11, No. 333-89094, filed on May 24, 2002, as subsequently amended.

            (b) Form of Bylaws of Sandalwood Lodging Investment Corporation

            Incorporated by reference to Exhibit 3.2 to registrant's registration statement on Form S-11, No. 333-89094, filed on May 24, 2002, as subsequently amended.

            (c) Specimen of Common Stock Certificate of Sandalwood Lodging Investment Corporation.

            Incorporated by reference to Exhibit 4.2 to registrant's registration statement on Form S-11, No. 333-89094 filed on May 24, 2002, as subsequently amended.

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              SANDALWOOD LODGING
                                              INVESTMENT CORPORATION

Date: September 26, 2002                      By: /s/ Bryan E. Gordon
                                                 -------------------------------
                                                 Bryan E. Gordon, Chairman and
                                                 Managing Director